Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-254986) of International General Insurance Holdings Ltd. and in the related Prospectus of our report dated April 1, 2025, with respect to the consolidated financial statements of International General Insurance Holdings Ltd. included in this Annual Report (Form 20-F) for the year ended December 31, 2024.

/s/ Ernst & Young LLP
London, United Kingdom
April 1, 2025